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                                 EXHIBIT 23
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                     Consent of Independent Accountants





























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                                                                      Exhibit 23

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Delmarva Power & Light Company on Form S-3 (File No. 333-24059), and the Registration Statements of Conectiv on Form S-3 (File Nos. 333-72251 and 333-44219) and Form S-8 (File No. 333-50063), of our report dated February 5, 1999, on our audits of the consolidated financial statements of Delmarva Power & Light Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Form 10-K.



/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 26, 1999